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                                                                    EXHIBIT 99.5

         Guidelines for Certification of Taxpayer Identification Number
                             on Substitute Form W-9


Section references are to the Internal Revenue Code.

   Purpose of Form. -- A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number ("TIN") to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. For individuals, the TIN is generally a social security number ("SSN"). Use Substitute Form W-9 to furnish your correct TIN to the requester (the person asking you to furnish your TIN) and, when applicable, (1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding, and (3) to claim exemption from backup withholding if you are an exempt payee. Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

   You must use the Substitute Form W-9 attached to the Letter of Consent to report your TIN to the requester.

   How to Obtain a TIN. -- If you do not have a TIN, apply for one immediately. To apply, get Form SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office or by calling the IRS at 1-800-TAX-Form (1-800-829-3676).

   To complete Substitute Form W-9 if you do not have a TIN, check the box in
Part 3 of Substitute Form W-9, sign and date the form, and give it to the requester. Generally, you must obtain a TIN and furnish it to the requester by the time of payment, but in any case, within 60 calendar days. If the requester does not receive your TIN by the time of payment, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester.

   Note: Checking the box in Part 3 of the Substitute Form W-9 means that you have already applied for a TIN or that you intend to apply for one in the near future.

   As you receive your TIN, complete another Substitute Form W-9 (or a Form W-9), include your TIN, sign and date the form, and give it to the requester.

   What is Backup Withholding? -- Persons making certain payments to you are required to withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee compensation, and certain payments from fishing boat operators, but do not include real estate transactions.

   If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

   1.  You do not furnish your TIN to the requester, or

   2.  The IRS notifies the requester that you furnished an incorrect TIN, or

   3. Your are notified by the IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for reportable interest and dividends only), or

   4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

   5. You do not certify your TIN. This applies only to reportable interest, dividend, broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.

   Except as explained in 5 above, other reportable payments are subject to backup withholding only if 1 or 2 above applies. Certain Payees and Payments are Exempt From Backup Withholding and information reporting.
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See Payees and payments Exempt From Backup Withholding, below, and Example
Payees and Payments under Specific Instructions, below, if you are an exempt payee.

   Payees and Payments Exempt From Backup Withholding. -- The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in item (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

   (1) A corporation. (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2). (3) The United States or any of its agencies or instrumentalities. (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. (5) A foreign government or any of its political subdivisions, agencies, or instrumentalities. (6) An international organization or any of its agencies or instrumentalities. (7) A foreign central bank of issue. (8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission. (10) A real estate investment trust. (11) An entity registered at all times during the tax year under the Investment Company Act of 1940. (12) A common trust fund operated by a bank under Section 584(a). (13) A financial institution. (14) A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List. (15) A trust exempt from tax under
Section 664 or described in Section 4947.

  Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

   .  Payments to nonresident aliens subject to withholding under Section 1441.

   . Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

   .  Payments of patronage dividends not paid in money.

   .  Payments made by certain foreign organizations.

   .  Section 404(k) payments made by an ESOP.

   Payments of interest generally not subject to backup withholding include the following:

   .  Payments of interest on obligations issued by individuals.

   Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.

   . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

   .  Payments described in Section 6049((b)(5) to nonresident aliens.

   .  Payments on tax-free covenant bonds under Section 1451.

   .  Payments made by certain foreign organizations.

   .  Mortgage interest paid by you.

   Payments that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045 6049, 6050A and 6050N, and the applicable regulations.

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Penalties

   Failure To Furnish TIN. -- If you fail to furnish your correct TIN to a requester, you are subject to a penalty for $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

   Civil Penalty for False Information With Respect to Withholding. -- In addition to any criminal penalty described below, if you make a false statement with no reasonable basis that results in decreased or no backup withholding, you will be subject to a $500 penalty.

   Criminal Penalty for Falsifying Information. -- If you willfully make a false certification, then, in addition to any other penalty provided by law, upon conviction thereof, you will be fined not more than $1000, or imprisoned not more than one year, or both.

   Misuse of TINs. -- If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

   Name. -- If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

   If you are a sole proprietor, you must furnish your individual name and either your SSN or EIN. You may also enter your business name or "doing business as" name on the business name line. Enter your name(s) as shown on your social security card and/or as it was used to apply your EIN on Form SS-4.

Signing the Certification.

   1. Interest, Dividends, and Barter Exchange Accounts Opened Before 1984 and Broker Accounts Considered Active During 1983. You are required to furnish your correct TIN, but you are not required to sign the certification.

   2. Interest, Dividend, Broker and Barter Exchange Accounts Opened After 1983 and Broker Accounts Considered Inactive During 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

   3. Real Estate Transactions. You must sign the certification. You may cross out item 2 of the certification.

   4. Other Payments. You are required to furnish your correct TIN, but you are not required to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

   5. Mortgage Interest Paid by You, Acquisition or Abandonment of Secured Property, Cancellation of Debt, or IRA Contributions. You are required to furnish your correct TIN, but you are not required to sign the certification.

   6. Exempt Payees and Payments. If you are exempt from backup withholding, you should complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "EXEMPT" in the block in Part II, and sign and date the form. If you are a nonresident alien or foreign entity not subject to backup withholding, give the requester a complete Form W-8, Certificate of Foreign Status.

   7. TIN Applied For. Follow the instructions under How To Obtain a TIN, on page 1, and sign and date this form.

   Signature. -- For a joint account, only the person whose TIN is shown in Part 1 should sign.

Privacy Act Notice. -- Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage

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interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interests, dividends, and certain other payments to a payee who does not furnish a TIN to payer. Certain penalties may also apply.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Page 2

  Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------  --------------------------------------------------------------------
For this type of account:       Give the                        For this type of account:      Give the EMPLOYER
                                SOCIAL SECURITY                                                IDENTIFICATION number
                                number of-                                                     of-
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
1.  An individual's account     The individual                  9.  A valid trust, estate, or  The legal entity (Do not furnish the
                                                                    pension trust              identification number of the personal
2.  Two or more individuals     The actual owner of the                                        representative or trustee unless the
    (joint account)             account or, if combined                                        legal entity itself is not designated
                                funds, any one of the                                          in the account title.)(5)
                                individuals(1)

3.  Husband and wife (joint     The actual owner of the         10. Corporate account          The corporation
    account)                    account or, if joint funds,
                                either person(1)                11. Religious, charitable, or  The organization
                                                                    educational organization
4.  Custodian account of a      The minor (2)                       account
    minor (Uniform Gift to
    Minors Act)                                                 12. Partnership account held   The partnership
                                                                    in the name of the
5.  Adult and minor (joint      The adult or, if the minor is       business
    account)                    the only contributor, the
                                minor (1)                       13. Association, club, or      The organization
                                                                    other tax-exempt
6.  Account in the name of      The ward, minor, or                 organization
    guardian or committee       incompetent person(3)
    for a designated ward,                                      14. A broker or registered     The broker or nominee
    minor or incompetent                                            nominee
    person
                                                                15.  Account with the          The public entity
7.  a. The usual revocable      The grantor-trustee(1)               Department of
    savings trust account                                            Agriculture in the name
    (grantor is also trustee)                                        of a public entity (such
                                                                     as a State or local
    b. So-called trust account  The actual owner(1)                  government, school
    that is not a legal or                                           district, or prison) that
    valid trust under state                                          receives agricultural
    law                                                              program payments

8.  Sole proprietorship         The owner(4)
    account
--------------------------------------------------------------  --------------------------------------------------------------------

(1)     List first and circle the name of the person whose number you furnish.
(2)     Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)     Show the name of the owner.
(5)     List first and circle the name of the legal trust, estate, or pension trust.
NOTE:   If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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